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                                                                    Exhibit 99.4
                                                                         ANNEX A

                               OFFER TO EXCHANGE
            DM110,000,000 9 3/8% SENIOR NOTES DUE MAY 15, 2008 FOR
              DM110,000,000 9 3/8% SENIOR NOTES DUE MAY 15, 2008
           OF THE DERBY CYCLE CORPORATION AND LYON INVESTMENTS B.V.

To Our Clients:

     We are enclosing herewith a Prospectus, dated August 11, 1998, of The Derby Cycle Corporation and Lyon Investments B.V. (the "Issuers") and a related Letter of Transmittal (which together constitute the "Exchange Offer") relating to the offer by the Issuers to exchange their DM110,000,000 9 3/8% Senior Notes due
May 15, 2008 (the "Exchange Notes"), to an offering registered under the Securities Act of 1933, as amended the "Securities Act"), for a like principal amount of their issued and outstanding DM110,000,000 9 3/8% Senior Notes due
May 15, 2008 (the "Old Notes"), upon the terms and subject to the conditions set forth in the Exchange Offer. In connection with the Exchange Offer by the Issuers, book-entry interests in the depositary interests in the Old Notes ("Old Book-Entry Interests") may be tendered to the Book-Entry Depositary in exchange for Book-Entry Interests in the depositary interests in the Exchange Notes ("Depository Exchange Book-Entry Interests") which are traded through the facilities of the Book-Entry Depositary ("Book-Entry Depositary" or the "Book-Entry Transfer Facility"). In such case, the Book-Entry Depositary has committed to exchange a like principal amount of Exchange Book-Entry Interests for the Old Book-Entry Interests so tendered. References below to Exchange or Old Notes include Exchange or Old Book-Entry Interests.

     PLEASE NOTE THAT THE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON [________], 1999, UNLESS EXTENDED.

     The Offer is not conditioned upon any minimum number of Old Notes being tendered.

     We are the holder of Old Notes for your account as a participant in the Book-Entry Transfer Facility. A tender of such Old Notes can be made only by us as the participant in the Book-Entry Transfer Facility and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Old Notes held by us for your account.

     We request instructions as to whether you wish to tender any or all of the Old Notes held by us for your account pursuant to the terms and conditions of the Exchange Offer. We also request that you confirm that we may on your behalf make the representations contained in the Letter of Transmittal that are to be made with respect to you as beneficial owner.

          Pursuant to the Letter of Transmittal, each holder of Old Notes will represent to the Issuers that (i) the Exchange Notes acquired in the Exchange Offer are being obtained in the ordinary course of business of the person receiving such Exchange Notes, (ii) the holder of the Old Notes has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes, (iii) if the holder is not a broker-dealer or is a broker-dealer but will not receive Exchange Notes for its own account in exchange for Old Notes, the holder is not engaged in and does not

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intend to participate in a distribution of the Exchange Notes, and (iv) the holder is not an "affiliate" of the Issuers within the meaning of Rule 405 under the Securities Act. If the tendering holder is a broker-dealer (whether or not it is also an "affiliate") that will receive Exchange Notes for its own account pursuant to the Exchange Offer, we will represent on behalf of such broker-dealer that the Old Notes to be exchanged for the Exchange Notes were acquired by it as a result of market-making activities or other trading activities, and acknowledge on behalf of such broker-dealer that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes, such broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

















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                                                                         ANNEX B

                                 INSTRUCTION TO
                   BOOK-ENTRY TRANSFER PARTICIPANT FROM OWNER
                                       OF
             THE DERBY CYCLE CORPORATION AND LYON INVESTMENTS B.V.
              DM110,000,000 9 3/8% SENIOR NOTES DUE MAY 15, 2008
                             TO PARTICIPANT OF THE
                          BOOK-ENTRY TRANSFER FACILITY

     The undersigned hereby acknowledges receipt of the Prospectus dated
August 11, 1998 (the "Prospectus"), of The Derby Cycle Corporation and Lyon Investments B.V. (the "Issuers"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute the Issuers' offer (the "Exchange Offer"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

     This will instruct you, the Book-Entry Transfer Facility participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Old Notes held by you for the account of the undersigned.

     The aggregate face amount of the Old Notes held by you for the account of the undersigned is DM_________ of the 9 3/8% Senior Notes due May 15, 2008.

     With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

     [ ] To TENDER the following Old Notes held by you for the account of the undersigned (insert principal amount of Old Notes to be tendered (if any)):

          DM_________ of the 9 3/8% Senior Notes due May 15, 2008

     [ ] NOT to tender any Old Notes held by you for the account of the undersigned.

     If the undersigned instructs you to tender the Old Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as beneficial owner, including, but not limited to, the representations, that (i) the Exchange Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the undersigned, (ii) the undersigned has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes, (iii) if the undersigned is not a broker-dealer, or is a broker-dealer but will not receive Exchange Notes for its own account in exchange for Old Notes, the undersigned is not engaged in and does not intend to participate in the distribution of such Exchange Notes, and (iv) the undersigned is not an "affiliate" of the Issuers within the meaning of Rule 405 under the Securities Act of 1933, as amended (the "Securities Act"). If the undersigned is a broker-dealer (whether or not it is also an "affiliate") that will receive Exchange Notes for its own account pursuant to the Exchange Offer, it represents that such Old Notes were acquired as a

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result of market-making activities or other trading activities, and it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

















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                                   SIGN HERE:


Name of beneficial owner(s): ___________________________________________________


Signature(s): __________________________________________________________________


Name(s) (please print): ________________________________________________________


________________________________________________________________________________


Address: _______________________________________________________________________


________________________________________________________________________________


Telephone Number: ______________________________________________________________


Taxpayer identification number or Social Security Number: ______________________


Date: __________________________________________________________________________



















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